Par Petroleum Reports Fourth Quarter and
Full Year 2014 Results

HOUSTON, March 11, 2015 - Par Petroleum Corporation (NYSE MKT: PARR) today reported 2014 fourth quarter net income of $31.7 million, or $0.84 per diluted share, compared with a net loss of $50.5 million, or $1.66 per share, in the fourth quarter of 2013. Losses were $47.0 million, or $1.44 per share, for the full-year 2014, compared with a loss of $79.2 million, or $4.01 per share, in 2013. Fourth quarter Adjusted EBITDA was $47.2 million compared to an Adjusted EBITDA loss of $30.6 million for the fourth quarter 2013. The full year Adjusted EBITDA was a loss of $9.2 million for 2014, compared with a loss of $30.9 million for 2013. A reconciliation of reported earnings to various non-GAAP performance measures can be found in the accompanying tables.
Joseph Israel, Par Petroleum’s President and CEO, commented “Positive fourth quarter Adjusted EBITDA of $47.2 million is a strong finish for a challenging, but successful, year for the company primarily driven by improving operations and market conditions. In 2014, we focused a tremendous amount of energy on building a company around our Hawaii refining and marketing business. After the early termination of the Tesoro transition services agreement, hiring people and repositioning ourselves in the market, we reached a steady and comfortable mode of operations in the fourth quarter. We are now shifting gears toward optimization and growth. The $107 million Mid Pac acquisition is expected to close on April 1st which will add 86 retail locations to our network. In addition, recognizing Piceance’s unique competitive position, the company has elected to invest an additional $28 million to capture drilling and growth opportunities.”
For the fourth quarter of 2014, net cash provided by operations totaled $24.5 million.  During the period, Par repaid $25.1 million of debt, net of borrowings (gross repayments were $91.3 million net of $66.2 million of borrowings).  As of December 31, 2014, Par’s cash balance totaled $89.2 million, debt totaled $136.6 million and total liquidity was $190.5 million.
“Market conditions continue to be favorable in the first quarter and our estimated refinery throughput is 75,000-78,000 bpd. In addition, we have hedged our internally consumed plant utility crude and anticipate saving approximately $15 million in 2015 compared to 2014 on similar pricing levels,” noted Joseph Israel.
Conference Call Information
A conference call is scheduled for Thursday, March 12, 2015 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To access the call, please dial 1-877-404-9648 inside the U.S. or 1-412-902-0030 outside the U.S. and ask for the Par Petroleum call. The webcast may be accessed online through the company's website at http://www.ppetrol.com on the Investor Relations page. Please log on at least 10 minutes early to register. A telephone replay will be available through March 26, 2015 and may be accessible by calling 1-877-660-6853 inside the U.S. or 1-201-612-7415 outside the U.S. and using the conference ID 13602457#. A webcast archive will also be available at http://www.ppetrol.com shortly after the call and will be accessible for approximately 90 days.

About Par Petroleum
Par Petroleum Corporation, headquartered in Houston, Texas, is a growth-oriented integrated refiner and marketer of petroleum products. Par, through its subsidiaries, owns and operates a 94,000 bpd refinery with related logistics and retail network in Hawaii. Par also transports, markets and distributes crude oil from Western U.S. and Canada to Hawaii and other refining hubs in the Midwest, the Gulf Coast, and the East Coast. In addition, Par owns 33% of Piceance Energy, LLC, which has natural gas production and reserves located in the Piceance Basin of Colorado.
Par's charter contains restrictions that prohibit parties from acquiring 5% or more of Par's common stock without the company's prior consent.
For more information, visit http://www.ppetrol.com.

Forward-Looking Statements
This press release includes certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements, including statements about expected market conditions and refinery throughput, are subject to certain risks, trends and uncertainties. Among those risks, trends and uncertainties are the volatility of crude oil and refined product prices; operating disruptions at the refinery resulting from unplanned maintenance events; uncertainties inherent in estimating oil, natural gas and NGL reserves; environmental risks; and risks of political or regulatory changes. The company cannot assure that the assumptions upon which these forward-looking statements are based will prove to have been correct. Par does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise. Important risk factors that may affect the company's business, results of operations and financial position are discussed in our most recently filed Annual Report on Form 10-K, as amended, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings.

Contact:
Christine Thorp
Director, Investor Relations
(832) 916-3396
cthorp@ppetrol.com

Consolidated Statement of Operations
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues
Refining, distribution and marketing revenues	$620,679	$749,521	$2,912,881	$778,126
Commodity marketing and logistics revenues	86,776	5,104	189,160	100,149
Natural gas and oil revenues	901	1,751	5,984	7,739
Total operating revenues	708,356	756,376	3,108,025	886,014
Operating expenses
Cost of revenues	614,684	749,225	2,937,472	857,066
Operating expense, excluding depreciation, depletion and amortization expense	35,014	26,061	140,900	27,251
Lease operating expense	1,710	1,462	5,673	5,676
Depreciation, depletion and amortization	4,628	2,960	14,897	5,982
Loss (gain) on sale of assets, net	—	—	624	(50)
Trust litigation and settlements	—	493	—	6,206
General and administrative expense	11,511	9,699	34,304	21,494
Acquisition and integration expense	2,561	3,357	11,687	9,794
Total operating expenses	670,108	793,257	3,145,557	933,419
Operating income (loss)	38,248	(36,881)	(37,532)	(47,405)
Other income (expense)
Interest expense and financing costs, net	(5,803)	(9,665)	(19,783)	(19,426)
Other income (expense), net	(8)	11	(312)	758
Change in value of common stock warrants	315	(3,469)	4,433	(10,159)
Change in value of contingent consideration	(2,909)	—	2,849	—
Equity earnings (losses) from Piceance Energy, LLC	1,475	(1,169)	2,849	(2,941)
Total other income (expense), net	(6,930)	(14,292)	(9,964)	(31,768)
Income (loss) before income taxes	31,318	(51,173)	(47,496)	(79,173)
Income tax benefit (expense)	342	650	455	—
Net income (loss)	$31,660	$(50,523)	$(47,041)	$(79,173)

Consolidated Adjusted Net Income (Loss) and Adjusted EBITDA
(in thousands, except per share data)

	Three months ended		Year ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income (loss)	$31,660	$(50,523)	$(47,041)	$(79,173)
Adjustments to Net income:
Unrealized gain on derivatives	(698)	—	(1,015)	—
Lower of cost or market adjustment	2,444	—	2,444	—
Acquisition and integration expense	2,561	3,357	11,687	9,794
Change in value of common stock warrants	(315)	3,469	(4,433)	10,159
Change in value of contingent consideration	2,909	—	(2,849)	—
(Gain) loss on sale of assets	—	—	624	(50)
Adjusted Net Income (Loss)	38,561	(43,697)	(40,583)	(59,270)
Depreciation, depletion and amortization	4,628	2,960	14,897	5,982
Interest expense and financing costs, net	5,803	9,665	19,783	19,426
Equity (earnings) losses from Piceance Energy, LLC	(1,475)	1,169	(2,849)	2,941
Income tax benefit	(342)	(650)	(455)	—
Adjusted EBITDA	$47,175	$(30,553)	$(9,207)	$(30,921)

Weighted average shares outstanding
Basic	37,011	30,359	32,739	19,740
Diluted	37,856	30,359	32,739	19,740

Earnings per share
Basic	$0.86	$(1.66)	$(1.44)	$(4.01)
Diluted	$0.84	$(1.66)	$(1.44)	$(4.01)

Adjusted Net Income (Loss) per share
Basic	$1.04	$(1.44)	$(1.24)	$(3.00)
Diluted	$1.02	$(1.44)	$(1.24)	$(3.00)

Balance Sheet Data
(In thousands)

	December 31,
	2014	2013
Cash and cash equivalents	$89,210	$38,061
Working capital (1)	$89,873	$56,302
Debt, including current portion	$136,610	$97,280
Total stockholders' equity	$292,159	$228,264
______________
(1) Working capital is calculated as (i) total current assets, excluding cash and cash equivalents less (ii) total current liabilities, excluding current portion of long-term debt.

Operating Statistics

The following table summarizes certain operational data for our refinery.

					Year Ended December 31,
	Q1	Q2	Q3	Q4	2014	2013 (1)

Refinery throughput (BPD)	67,015	70,646	69,660	67,330	68,666	68,964
Refinery production (BPD)	68,324	71,231	70,590	68,009	69,541	70,174
Sales of refined products (BPD)	66,469	69,613	72,355	67,841	69,082	67,480

Refinery utilization	71%	75%	74%	72%	73%	73%

Throughput (thousand bbls per day)

Heavy crude (2)	29%	25%	18%	22%	23%	11%
Light crude	71%	75%	82%	78%	77%	89%
Total throughput	100%	100%	100%	100%	100%	100%

Yield (thousand bbls per day)

Gasoline and gasoline blendstocks	24%	26%	25%	24%	25%	27%
Jet fuel	26%	24%	26%	25%	25%	32%
Diesel fuel	12%	12%	15%	13%	13%	18%
Heavy fuel oils, residual products, internally produced fuel & other	40%	38%	34%	39%	38%	26%
Total yield	102%	100%	100%	101%	101%	103%

4-1-2-1 Mid Pacific Crack Spread (3)	$6.84	$6.11	$7.46	$8.22	$7.16	$5.65
Mid Pacific Crude Blend (4)	$(0.91)	$(0.75)	$(2.23)	$(2.79)	$(1.67)	$(1.67)
Gross margin ($ millions)	$19.1	$10.4	$10.4	$74.4	$114.4	$(4.1)
Gross refining margin per barrel (5)	$3.17	$1.63	$1.62	$12.01	$4.56	$(0.65)
Production costs before DD&A expense per barrel (6)	$4.53	$4.35	$5.67	$5.20	$4.94	$4.04
Net operating margin per barrel (7)	$(1.36)	$(2.73)	$(4.05)	$6.81	$(0.38)	$(4.69)
_______________

(1)	We acquired the refinery on September 25, 2013. These statistics are only reflective of our ownership period.

(2)	We define heavy crude oil as crude oil with an American Petroleum Institute gravity of 24 degrees or less.

(3)	Calculated using a ratio of 80% Singapore and 20% San Francisco indexes.

(4)	Weighted average differentials, excluding shipping costs, of a blend of crudes with an API of 31.98 and sulphur wt% of 0.65% that is indicative of our typical crude mix quality.

(5)
Management uses gross refining margin per barrel to evaluate performance and compare profitability to other companies in the industry. There are a variety of ways to calculate gross refining margin per barrel; different companies within the industry may calculate it in different ways. We calculate gross refining margin per barrel by dividing gross refining margin (revenues less feedstocks, purchased refined products, refinery fuel burn, and transportation and distribution costs) by total refining throughput.

(6)
Management uses production costs before DD&A expense per barrel to evaluate performance and compare efficiency to other companies in the industry. There are a variety of ways to calculate production cost before DD&A expense per barrel; different companies within the industry calculate it in different ways. We calculate production costs before DD&A expense per barrel by dividing all direct production costs by total refining throughput.

(7)	Calculated as gross refining margin less production costs before DD&A expense.

Natural Gas and Oil Reserves Update

The following tables summarize our natural gas and oil reserves, including those owned through our 33% interest in Piceance Energy, LLC, as of December 31, 2014 and 2013. The Alternate Case was determined using a NYMEX forward strip price.

	2014	2014	2013	2013
	SEC	Alternate	SEC	Alternate
(in millions)	Case	Case	Case	Case
PDP PV-10	$64.9	$41.6	$47.3	$53.7
PDNP PV-10	$14.2	$9.1	$10.4	$11.8
PUD PV-10	$93.3	$49.8	$35.2	$49.1
Total Proved PV-10	$172.4	$100.5	$92.9	$114.6
Total Probable PV-10		$152.0		$140.9
Total Proved + Probable		$252.5		$255.5

	2014	2014	2013	2013
	SEC	Alternate	SEC	Alternate
(in millions)	Case	Case	Case	Case
Proved:
Natural Gas (Bcf)	212.4	188.9	187.3	193.1
Natural Gas Liquids (MMbbl)	6.1	5.6	7.4	7.6
Crude Oil (MMBbl)	0.8	0.6	0.8	0.7
Total Bcfe (1)	253.7	225.9	236.6	243.3

Probable
Natural Gas (Bcf)	N/A	753.0	N/A	743.6
Natural Gas Liquids (MMbbl)	N/A	22.4	N/A	29.3
Crude Oil (MMBbl)	N/A	1.7	N/A	1.7
Total Bcfe (1)		897.4		929.6
_______________

(1)	MMbbl was converted to Bcfe using a ratio of 6:1.

	2014		2013
Case	SEC	Alternate	SEC	Alternate
Crude Oil ($/Bbl)	$84.81	$58.14	$89.70	$73.59
Natural Gas Liquids ($/Bbl)	$35.74	$26.16	$32.05	$26.47
Natural Gas ($/Mcf)	$4.68	$4.07	$3.74	$4.24

At December 31, 2014, 6.2% of Piceance’s total proved reserves (or 3.5% of total proved PV10) were attributable to PUDs that were scheduled for development more than 5 years after first booking. Based on subsequent capital infusions made and to be made to Piceance Energy, we believe such PUDs will be developed within 5 years of first booking.

Reconciliation of Non-GAAP Measures
Below is a reconciliation of Net income (loss) as presented in accordance with United States generally accepted accounting principles (GAAP) to Adjusted Net Income (Loss) and Adjusted EBITDA (non-GAAP financial measures) as required under Regulation G of the Securities and Exchange Act of 1934:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Adjusted EBITDA	$47,175	$(30,553)	$(9,207)	$(30,921)
Income tax benefit	342	650	455	—
Equity (earnings) losses from Piceance Energy, LLC	1,475	(1,169)	2,849	(2,941)
Interest expense and financing costs, net	(5,803)	(9,665)	(19,783)	(19,426)
Depreciation, depletion and amortization	(4,628)	(2,960)	(14,897)	(5,982)
Adjusted Net Income (Loss)	$38,561	$(43,697)	$(40,583)	$(59,270)
(Loss) gain on sale of assets	—	—	(624)	50
Change in value of contingent consideration	(2,909)	—	2,849	—
Change in value of common stock warrants	315	(3,469)	4,433	(10,159)
Acquisition and integration expense	(2,561)	(3,357)	(11,687)	(9,794)
Lower of cost or market adjustment	(2,444)	—	(2,444)	—
Unrealized (gain) loss on derivatives	698	—	1,015	—
Net income (loss)	$31,660	$(50,523)	$(47,041)	$(79,173)
Adjusted EBITDA and Adjusted Net Income (Loss) should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. However, we believe Adjusted EBITDA and Adjusted Net Income (Loss) are useful supplemental financial measures to assess:

•	The financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of our assets to generate cash to pay interest on our indebtedness; and

•	Our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure.
Adjusted EBITDA and Adjusted Net Income (Loss) have limitations as analytical tools and should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income (Loss) exclude some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using Adjusted EBITDA and Adjusted Net Income (Loss) as analytical tools include:

•	Adjusted EBITDA does not reflect the company's current or future requirements for capital expenditures or capital commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements necessary to service interest or principal payments on, the company's debt;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Adjusted Net Income (Loss) excludes certain charges that are likely to recur in the future; and

•	Other companies may calculate Adjusted EBITDA and Adjusted Net Income (Loss) differently than we do, limiting its usefulness as a comparative measure.